UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________

FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – November 26, 2013
(Date of earliest event reported)
____________________________________________

ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

____________________________________________

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Transaction Agreements
In connection with the previously announced separation of the commercial and residential security businesses (the “Business”) of Ingersoll-Rand plc (“Ingersoll Rand”) from the rest of Ingersoll Rand by means of a dividend in specie of the Business, which was effected on December 1, 2013 by the transfer of the Business from Ingersoll Rand to Allegion plc (“Allegion” or the “Company”) and the issuance by Allegion of ordinary shares directly to Ingersoll Rand’s shareholders (the “Distribution”), Allegion entered into several agreements with Ingersoll Rand that govern the relationship of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement, dated as of November 29, 2013;

•	Tax Matters Agreement, dated as of November 30, 2013; and

•	Employee Matters Agreement, dated as of November 30, 2013.
A summary of the material terms of these agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” in the Information Statement, dated November 14, 2013, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on November 15, 2013, which is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Tax Matters Agreement and the Employee Matters Agreement filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On December 1, 2013, Ingersoll Rand completed the Distribution. Allegion is now an independent public company trading under the symbol “ALLE” on the New York Stock Exchange. In the Distribution, Allegion issued one ordinary share for every three ordinary shares of Ingersoll Rand held as of record as of 5:00 p.m., New York City time on November 22, 2013. Allegion issued a total of approximately 96 million ordinary shares in the Distribution. Allegion did not issue fractional shares in the Distribution. Fractional shares that Ingersoll Rand shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those shareholders who would otherwise have been entitled to receive fractional shares, in accordance with the Separation and Distribution Agreement between Ingersoll Rand and Allegion. Prior to the Distribution, all of Allegion’s issued shares were held beneficially by an Irish corporate services provider. In connection with the Distribution, Allegion acquired the shares held beneficially by the Irish corporate services provider for no consideration and cancelled these shares. A copy of the press release issued by Allegion on December 2, 2013 announcing completion of the Distribution is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 26, 2013, Allegion US Holding Company Inc. (“Allegion US Holding”) entered into a Credit Agreement (the “Credit Agreement”) by and among Allegion, Allegion US Holding, as the Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement provides for $1,300.0 million in senior secured financing, consisting of a term loan A facility (the “Term A Facility”), a term loan B facility (the “Term B Facility” and together with the Term A Facility, the “Term Facilities”) and a revolving credit facility (the “Revolver” and, together with the Term Facilities, the “Senior Secured Credit Facilities”).
Term Facilities
The Term Facilities consist of (i) a Term A Facility in an aggregate principal amount of $500.0 million and (ii) a Term B Facility in an aggregate principal amount of $500.0 million. The full amount of the Term Facilities was made in a single drawing on November 26, 2013, and amounts borrowed under the Term Facilities that are repaid or prepaid may not be reborrowed.
The Term A Facility will amortize in quarterly installments at the following rates per annum: 5% in year one; 5% in year two; 10% in year three and 10% in year four, with the balance due on the date that is five years after the closing date. The Term B Facility will amortize in quarterly installments in an amount equal to 1.00% per annum, with the balance due on the date that is seven years after September 27, 2013 (the “Escrow Date”).

Revolver
The Revolver consists of a five-year senior secured revolving credit facility with aggregate commitments in an amount equal to $500.0 million, of which up to $100.0 million is available for the issuance of letters of credit, and including a swingline facility in an amount equal to $50.0 million. The Revolver will mature and the commitments thereunder will terminate on the date that is five years after the Escrow Date. Amounts repaid under the Revolver may be reborrowed.
Guarantees and Collateral
The indebtedness, obligations and liabilities under the Senior Secured Credit Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by Allegion and certain of its current and future U.S. subsidiaries, and are secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of Allegion US Holding and each guarantor (including (i) a perfected pledge of all of the capital stock of Allegion US Holding and each direct, wholly-owned material subsidiary held by Allegion US Holding or any guarantor (subject to certain limitations with respect to foreign subsidiaries) and (ii) perfected security interests in, and mortgages on, equipment, general intangibles, investment property, intellectual property, material fee-owned real property, intercompany notes and proceeds of the foregoing) except for certain excluded assets.
Mandatory Prepayments
The following amounts are required to be applied to prepay the Term Facilities, subject to certain thresholds, exceptions and reinvestment rights:
•100% of the net cash proceeds from the incurrence of indebtedness by Holdings and its restricted subsidiaries (other than permitted debt);
•100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Holdings and its restricted subsidiaries (including casualty insurance and condemnation proceeds, but with exceptions for sales of inventory and other ordinary course dispositions, obsolete or worn-out property, property no longer useful in the business and other exceptions); and
•50% of excess cash flow with stepdowns to 25% and 0% based on certain leverage targets.
Mandatory prepayments will be allocated ratably between the Term A Facility and the Term B Facility and, within each Term Facility, will be applied as directed by the Borrower.
Voluntary Prepayments
Allegion US Holding may voluntarily prepay outstanding Term Facilities in whole or in part at any time without premium or penalty (other than a 1.00% premium payable during the six months following the earlier of (x) the Funding Date and (y) the 91st day following the Escrow Date, on (i) the amount of loans prepaid or repaid with the proceeds of, or any conversion of such loans into, any new or replacement tranche of senior secured term loans having a lower effective yield or (ii) the amount of loans the terms of which are amended to the same effect), subject to the payment of customary breakage costs in the case of LIBOR rate loans. Optional prepayments of the Term Facilities will be applied to the remaining installments thereof at the direction of the Borrower.
Commitments under the Revolver may be reduced in whole or in part at any time without premium or penalty.
Covenants
The Senior Credit Facilities contain certain covenants that, among other things, limit or restrict the ability of Allegion, Allegion US Holding and certain of its subsidiaries to (subject to certain qualifications and exceptions):
•create liens and encumbrances;
•incur additional indebtedness;
•merge, dissolve, liquidate or consolidate;
•make acquisitions, investments, advances or loans;
•dispose of or transfer assets;
•pay dividends or make other payments in respect of their capital stock;
•amend certain material documents;
•redeem or repurchase certain debt;

•engage in certain transactions with affiliates;
•enter into certain speculative hedging arrangements; and
•enter into certain restrictive agreements.
In addition, Allegion US Holding is required to comply with (a) a maximum ratio of total consolidated indebtedness to consolidated EBITDA (net of unrestricted cash up to a cap) and (b) a minimum ratio of consolidated EBITDA to consolidated interest expense (net of interest income).
Interest Rates and Fees
Outstanding borrowings under the Senior Credit Facilities will accrue interest, at the option of the Borrower, at a per annum rate of (i) a LIBOR rate plus the applicable spread or (ii) a base rate plus the applicable spread. The applicable margin for borrowings under the Term B Facility is 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR rate borrowings (with a reduction to 1.00% and 2.00%, subject to the achievement of certain financial ratios), with the LIBOR rate for the Term B Facility subject to a floor of 0.75% per annum. The applicable margin for borrowings under the Revolver and the Term A Facility is subject to a ratings-based pricing grid with the LIBOR rate ranging from 1.75% to 2.25%, depending on the credit facility rating.
During an event of default, overdue principal under the Senior Credit Facilities may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest.
The Borrower will pay certain fees with respect to the Senior Credit Facilities, including an unused commitment fee on the undrawn portion of the Revolver of 0.25% to 0.35%, depending on the credit facility rating, as well as certain other unused fees and ticking fees.
The summary is qualified in its entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, dated as of November 26, 2013, among Allegion, Allegion US Holding, the restricted subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment and Resignation of Directors
On November 14, 2013, when the Company’s Registration Statement on Form 10, initially filed with the SEC on June 17, 2013, as amended, was declared effective, the members of the Board consisted of Patrick S. Shannon, Barbara A. Santoro and Christopher Donohoe. Kirk S. Hachigian was appointed to the Board effective November 17, 2013.
In connection with the Distribution, on December 1, 2013, Patrick S. Shannon, Barbara A. Santoro and Christopher Donohoe resigned from the Board, and Michael J. Chesser, Carla Cico, David D. Petratis and Martin E. Welch III were appointed to the Board.
Mr. Chesser, Ms. Cico and Mr. Welch, each of whom has been determined by the Board to be independent under Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards applicable to audit committee members, were appointed to the Audit and Finance Committee effective December 1, 2013. The Audit and Finance Committee is now comprised of Mr. Welch III (who serves as the Chair), Mr. Chesser, Ms. Cico and Mr. Hachigian.
Mr. Chesser, Ms. Cico, Mr. Welch and Mr. Hachigian, each of whom has been determined by the Board to be independent under SEC rules and NYSE listing standards applicable to compensation committee members, were appointed to the Compensation Committee effective December 1, 2013. Mr. Chesser was appointed the Chair of the Compensation Committee.
Lastly, Mr. Chesser, Ms. Cico, Mr. Welch and Mr. Hachigian, each of whom has been determined by the Board to be independent under NYSE listing standards, were appointed as members of the Corporate Governance and Nominating Committee effective December 1, 2013. Mr. Hachigian was appointed the Chair of the Corporate Governance and Nominating Committee.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement between Ingersoll-Rand plc and Allegion plc, dated November 29, 2013.

10.1	Tax Matters Agreement between Ingersoll-Rand plc and Allegion plc, dated November 30, 2013.

10.2	Employee Matters Agreement between Ingersoll-Rand plc and Allegion plc, dated November 30, 2013.

10.3
Credit Agreement by and among Allegion plc, Allegion US Holding Company Inc., as the Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated November 26, 2013.

10.4
Guarantee and Collateral Agreement by and among Allegion plc, Allegion US Holding Company Inc., the Restricted Subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated November 26, 2013.

99.1	Press Release, dated December 2, 2013.

IGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date:	December 2, 2013	/s/ Barbara A. Santoro
Barbara A. Santoro Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement between Ingersoll-Rand plc and Allegion plc, dated November 29, 2013.

10.1	Tax Matters Agreement between Ingersoll-Rand plc and Allegion plc, dated November 30, 2013.

10.2	Employee Matters Agreement between Ingersoll-Rand plc and Allegion plc, dated November 30, 2013.

10.3
Credit Agreement by and among Allegion plc, Allegion US Holding Company Inc., as the Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated November 26, 2013.

10.4
Guarantee and Collateral Agreement by and among Allegion plc, Allegion US Holding Company Inc., the Restricted Subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated November 26, 2013.

99.1	Press Release, dated December 2, 2013.